UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2008

                            WealthCraft Systems Inc.
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             (Exact name of registrant as specified in its charter)

           Nevada                      000-51575                 88-0409165
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(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

Unit A, 9/F, On Hing Building, 1 On Hing Terrace, Central, Hong Kong
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         (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code +852-3586-8234


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                 (Room 1005, 10th Floor, Universal Trade Centre,
                        3 Arbuthnot Road, Hong Kong, SAR)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

      In a Current Report on Form 8-K dated June 20, 2008, WealthCraft Systems Inc. (the "Company") reported that it had terminated a certain Heads of Agreement (the "Heads of Agreement") with EAB Systems (Australia) Limited ("EABA") and a related Master License Agreement (the "License Agreement").

      By letters dated June 27, 2008 and July 8, 2008 (the "EABA Letters"), EABA advised the Company that it rejected the Company's attempt to terminate the Heads of Agreement and License Agreement. The Company believes that its position in terminating the Heads of Agreement and License Agreement is correct and is contemplating legal action against EABA.

      The EABA Letters are being filed as an exhibit herewith and are incorporated by this reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

      On April 30, 2008, Curtis Hulleman resigned as Chief Information Officer of the Company effective May 1, 2008.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (d)   Exhibits

            10.1  Letter dated June 27, 2008 from EABA to the Company.
            10.2  Letter dated July 8, 2008 from EABA to the Company.


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

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WEALTHCRAFT SYSTEMS INC.


Date: July 18, 2008                 By: /s/ Kelly Jay Michael Tallas
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                                    Name:  Kelly Jay Michael Tallas
                                    Title: Chairman of the Board,
                                           President and Chief Executive Officer


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